Exhibit 4(c)
OFFICERS’ CERTIFICATE
(Under Section 301 of the Subordinated Indenture of
PPL Capital Funding, Inc. and PPL Corporation)
          The undersigned James E. Abel, Treasurer of PPL CAPITAL FUNDING, INC. (the “Company”), in accordance with Section 301 of the Subordinated Indenture, dated as of March 1, 2007, as heretofore supplemented (the “Subordinated Indenture”, capitalized terms used herein and not defined herein having the meanings specified in the Subordinated Indenture), of the Company and PPL CORPORATION (the “Guarantor”), to The Bank of New York, as Trustee (the “Trustee”), does hereby establish for the series of Securities established in Supplemental Indenture No. 1, dated as of March 1, 2007 (the “Supplemental Indenture”), the following terms and characteristics (the lettered clauses set forth below corresponding to the lettered clauses of Section 301 of the Subordinated Indenture), and the undersigned James E. Abel, Vice President — Finance and Treasurer of the Guarantor, does hereby approve of such terms and characteristics on behalf of the Guarantor:
(a) the title of the Securities of such series shall be “2007 Series A Junior Subordinated Notes due 2067” (the “Notes”);
(b) the aggregate principal amount of Notes which may be authenticated and delivered under the Subordinated Indenture shall be limited to $500,000,000, except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Subordinated Indenture;
(c) subject to the provisions of Section 307 of the Subordinated Indenture, interest on the Notes (other than interest payable at Maturity) shall be payable to the Person or Persons in whose name the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the corresponding Interest Payment Date; provided, however, that if the Notes are issued and held by a securities depositary in global or book-entry only form as contemplated in clause (r) below, the Regular Record Date shall be the close of business on the Business Day preceding the corresponding Interest Payment Date; interest payable at Maturity shall be paid to the Person to whom principal shall be paid;

(d) the Stated Maturity of the principal of the Notes shall be March 30, 2067 and any accrued and theretofore unpaid interest on the Notes shall be due and payable at such date; in addition, reference is made to clause (g) below; the Company shall not have the right to extend the Maturity of the Notes as contemplated by Section 301(d) of the Indenture;
(e) the Notes shall bear interest at (i) the rate of 6.70% per annum (the “Fixed Coupon Rate”) up to, but not including, March 30, 2017 (the “Fixed Rate Period”), and (ii) a rate equal to the Three-Month LIBOR Rate (as defined below) plus 2.665% per annum, reset quarterly on the LIBOR Rate Reset Dates (as defined below) (the “Floating Coupon Rate” and, together with the Fixed Rate Coupon Rate, the “Coupon Rate”), from March 30, 2017 up to, but not including, the Stated Maturity (the “Floating Rate Period”), and shall bear interest on any overdue principal at the prevailing Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the then prevailing Coupon Rate, compounded semi-annually for the Fixed Rate Period and quarterly for the Floating Rate Period, payable (subject to the right of the Company to defer interest payments, as described below) semi-annually in arrears on March 30 and September 30 of each year during the Fixed Rate Period and quarterly in arrears on March 30, June 30, September 30 and December 30 of each year during the Floating Rate Period (each, an “Interest Payment Date”), commencing September 30, 2007 for the Fixed Rate Period and June 30, 2017 for the Floating Rate Period.
With respect to the Notes, the term “Interest Period” shall mean each period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except that the first Interest Period shall commence on the date of original issuance.
During the Fixed Rate Period, the amount of interest payable for any semi-annual interest accrual period shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and for any period shorter than a full semi-annual period, on the basis of the actual number of days elapsed during such period using 30-day calendar months), and during the Floating Rate Period, the amount of interest payable for any quarterly period shall be computed by multiplying the Floating Coupon Rate for that quarterly interest period by a fraction, the numerator of which shall be the actual number of days elapsed during that quarterly interest period (determined by including the first day of the interest period and excluding the last day), and the denominator of which shall be 360. During the Fixed Rate Period, if an Interest Payment Date or a Redemption Date falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date or Redemption Date, as applicable. During the Floating Rate Period, if any Interest Payment Date, other than a Redemption Date or the Stated Maturity of the Notes, falls on a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day. During the Floating Rate Period, if a

Redemption Date or the Stated Maturity of the Notes falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Redemption Date or the Stated Maturity. During the Floating Rate Period, if any LIBOR Rate Reset Date (as defined below) falls on a day that is not a LIBOR Business Day, the LIBOR Rate Reset Date shall be postponed to the next day that is a LIBOR Business Day, except that if that LIBOR Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date shall be the immediately preceding LIBOR Business Day. During the Floating Rate Period, the interest rate in effect on any LIBOR Rate Reset Date shall be the applicable rate as reset on that date and the interest rate applicable to any other day shall be the interest rate as reset on the immediately preceding LIBOR Rate Reset Date.
“Calculation Agent” means The Bank of New York, or other firm appointed by the Company to act as calculation agent.
“LIBOR Business Day” means any business day on which dealings in deposits in U.S. Dollars are transacted in the London Inter-Bank Market.
“LIBOR Interest Determination Date” means the second LIBOR Business Day preceding each LIBOR Rate Reset Date.
“LIBOR Rate Reset Date” means, subject to the second paragraph of this paragraph (e), March 30, June 30, September 30 and December 30 of each year, commencing March 30, 2017.
“Reuters LIBOR01 Page” means the display designated on page LIBOR01 on Reuters Page (or such other page as may replace the LIBOR01 page on such service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).
“Reuters Page” means the display on Reuters Money 3000 Service, or any successor service, on the Reuters LIBOR01 Page or any replacement page or pages on that service.
“Three-Month LIBOR Rate” means, with respect to each Interest Period commencing on a LIBOR Rate Reset Date, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date (for purposes of this definition, the “Relevant Period”) that appears on Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR Interest Determination Date for that Interest Period, such LIBOR rate shall be determined on the basis of the rates at which deposits in U.S. dollars for the Relevant Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time on the LIBOR Interest Determination Date for that Interest Period. The Calculation Agent shall request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the Three-Month LIBOR Rate with respect to that Interest Period shall be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate with respect to that Interest Period shall be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City, selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for the Relevant Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, the Three-Month LIBOR Rate for that Interest Period shall be the same as the Three-Month LIBOR Rate as determined for the previous Interest Period or, in the case of the Interest Period commencing on March 30, 2017, the interest rate on the Notes shall be 8.015%. The establishment of the Three-Month LIBOR Rate for each Interest Period commencing on or after March 30, 2017 by the Calculation Agent shall (in the absence of manifest error) be final and binding.
Pursuant to Section 312 of the Subordinated Indenture and Section 2 of Supplemental Indenture No. 1 thereto, the Company shall have the right, at any time and from time to time during the term of the Notes, to defer the payment of interest for a period not exceeding 10 consecutive years (each period, commencing on the date that the first such payment would otherwise be made, an “Optional Deferral Period”); provided that no Optional Deferral Period shall extend beyond the Maturity of the Notes. During an Optional Deferral Period, interest (calculated for each Interest Period in the manner provided herein, as if the interest payment had not been so deferred) shall be compounded semi-annually during the Fixed Rate Period and quarterly during the Floating Rate Period. Any deferred interest on the Notes shall accrue interest at a rate equal to the Coupon Rate then applicable to the Notes, to the extent permitted by applicable law. At the end of the Optional Deferral Period, the Company shall pay all interest accrued and unpaid (together with interest thereon) to the Person in whose name the Notes are registered at the close of business on the Regular Record Date for the Interest Payment Date on which such Optional Deferral Period ended; provided that any such accrued and unpaid interest payable at the Stated Maturity or any Redemption Date shall be paid to the Person to whom principal is payable.
Prior to the termination of any such Optional Deferral Period, the Company may further defer the payment of interest, provided that such Optional Deferral Period together with all such previous and further deferrals of interest payments shall not exceed 10 consecutive years at any one time or extend beyond the Maturity of the Notes. Upon the termination of any such Optional Deferral Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect to begin a new Optional Deferral Period, subject to the above requirements. No interest shall be due and payable during an Optional Deferral Period, except at the end thereof. The Company shall give the Trustee notice of its election of an Optional Deferral Period at least 10 days and not more than 60 days before the applicable Interest Payment Date. The Trustee shall promptly forward notice of such election to each Holder of record of the Notes;
(f) the Corporate Trust Office of the Trustee in New York, New York shall be the office or agency of the Company at which the principal of and any premium and interest, on the Notes shall be payable, at which registration of transfer and exchange of Notes may be effected and at which notices and demands to or upon the Company or the Guarantor in respect of the Notes and the Subordinated Indenture may be served; provided, however, that the Company and the Guarantor each reserve the right to change, by one or more Officer’s Certificates supplemental to this Officers’ Certificate, any such office or agency; and provided, further, that the Company and the Guarantor each reserve the right to designate, by one or more Officer’s Certificates supplemental to this Officers’ Certificate, its principal office in Allentown, Pennsylvania or the office of the Guarantor or the Guarantor’s subsidiary, PPL Electric Utilities Corporation in Allentown, Pennsylvania, as any such office or agency; the Trustee shall be the initial Security Registrar and Paying Agent for the Notes; provided, that the Company and the Guarantor each reserve the right, by one or more Officer’s Certificates supplemental to this Officers’ Certificate, to designate a different Security Registrar or a different or additional Paying Agent (which in each case, may be the Company, the Guarantor or any Affiliate of either of them) and to remove and replace any Security Registrar or Paying Agent;
(g) the Notes shall be redeemable at the option of the Company as and to the extent provided in the form of Note attached hereto and hereby authorized and approved;
(h) [not applicable];
(i) the Notes shall be issued in denominations of $1,000 and integral multiples thereof, unless otherwise authorized by the Company and the Guarantor;
(j) [not applicable];
(k) [not applicable];
(l) [not applicable];
(m) [not applicable];
(n) [not applicable];
(o) reference is hereby made to the provisions of Supplemental Indenture No. 1 for certain covenants of the Company and the Guarantor for the benefit of the Holders of the Notes;
(p) [not applicable];

(q) the only obligations or instruments which shall be considered Eligible Obligations in respect of the Notes shall be Government Obligations; and the provisions of Section 701 and 702 of the Subordinated Indenture and Section 4 of Article One of the Supplemental Indenture shall apply to the Notes;
(r) the Notes may be issued in global form (the “Global Notes”) and the depository for the Global Notes shall initially be The Depository Trust Company (“DTC”); provided, that the Company reserves the right to provide for another depository, registered as a clearing agency under the Exchange Act, to act as depository for the Global Notes (DTC and any such successor depository, the “Depositary”); beneficial interests in Notes issued in global form may not be exchanged in whole or in part for individual certificated Notes in definitive form, and no transfer of a Global Note in whole or in part may be registered in the name of any Person other than the Depositary or its nominee except that if the Depositary (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days after such notice or cessation, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, shall authenticate and deliver Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the Global Note representing such Notes in exchange for such Global Note, such definitive Notes to be registered in the names provided by the Depositary; each Global Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Notes to be represented by such Global Note, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary, its nominee, any custodian for the Depositary or otherwise pursuant to the Depositary’s instruction and (iv) shall bear a legend restricting the transfer of such Global Note to any person other than the Depositary or its nominee; none of the Company, the Guarantor, the Trustee, any Paying Agent or any Authenticating Agent shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests;
(s) [not applicable];
(t) reference is made to clause (r) above; no service charge shall be made for the registration of transfer or exchange of Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;
(u) reference is hereby made to clause (e) above ;
(v) the Notes shall be entitled to the benefits of Article Fourteen of the Subordinated Indenture and the Guarantees to be endorsed on the Notes shall be substantially in the form established in the Supplemental Indenture;

(w) (i) except as otherwise determined by the proper officers of the Company and communicated to the Trustee in a Company Order or as established in one or more Officer’s Certificates supplemental to this Officers’ Certificate, the Notes shall be substantially in the form of Note attached hereto, which form is hereby authorized and approved and shall have such further terms as are set forth in such form.

          IN WITNESS WHEREOF, we have hereunto signed our names this day of March, 2007.

PPL CAPITAL FUNDING, INC.

/s/ James E. Abel Name: James E. Abel
Title: Treasurer

PPL CORPORATION

/s/ James E. Abel Name: James E. Abel
Title: Vice-President-Finance and Treasurer

EXHIBIT A
FORM OF NOTE
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PPL CAPITAL FUNDING, INC.
2007 Series A Junior Subordinated Notes due 2067
Fully and Unconditionally Guaranteed as to Payment of Principal
and any Interest and Premium by
PPL CORPORATION

Original Issue Date:

Stated Maturity:	March 30, 2067

Initial Interest Rate:	6.70%

Interest Payment Dates during Fixed Rate Period:	March 30 and September 30

First Interest Payment Date during Fixed Rate Period:	September 30, 2007

Interest Payment Dates during Floating Rate Period:	March 30, June 30, September 30 and December 30

First Interest Payment Date during Floating Rate Period	June 30, 2017
This Security is not a Discount Security within
the meaning of the within-mentioned Indenture

Principal Amount	No.
$	CUSIP
          PPL CAPITAL FUNDING, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to      , or registered assigns, the principal sum of        ($      ) on the Stated Maturity specified above, and to pay interest on said principal sum from the Original Issue Date specified above or from the most recent Interest Payment Date, subject to deferral as set forth herein, (a) at the rate of 6.70% per annum, in like coin and currency, semi-annually in arrears on March 30 and September 30 of each year until March 30, 2017, and thereafter (b) at the rate per annum equal to the Three-Month LIBOR Rate plus 2.665% (determined in the manner set forth in the Officers’ Certificate hereinafter referred to), reset quarterly on the LIBOR Rate Reset Dates, in like coin and currency, quarterly in arrears on March 30, June 30, September 30 and December 30 of each year (each, an “Interest Payment Date”), until the principal hereof is paid or duly provided for, plus (c) interest to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the then prevailing rate per annum borne by this Security, compounded semi-annually or quarterly, as applicable. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest installment, which shall be the close of business on the fifteenth calendar day (whether or not a Business Day (as hereinafter defined)) immediately preceding such Interest Payment Date, provided that if this Security is held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the Business Day immediately preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. While this Security bears interest at a fixed rate, the amount of interest payable on this Security for any semi-annual interest accrual period shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and for any period shorter than a full semi-annual period, on the basis of the actual number of days elapsed during such period using 30-day calendar months), and while this Security bears interest at the Three-Month LIBOR Rate, the amount of interest payable on this Security for any period shall be computed by multiplying the Three-Month LIBOR Rate for that quarterly interest period by a fraction, the numerator of which shall be the actual number of days elapsed during that quarterly interest period (determined by including the first day of the interest period and excluding the last day), and the denominator of which shall be 360.
          Payment of the principal of and premium, if any, on this Security and interest hereon due at Maturity shall be made upon presentation of this Security at the corporate trust office of The Bank of New York in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Security (other than interest due at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that (a) if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee or other Paying Agent and such Person and (b) if such Person is a Holder of $10,000,000 or more in aggregate principal amount of Securities of this series such payment may be in immediately available funds by wire transfer to such account as may have been designated in writing by the Person entitled thereto as set forth herein in time for the Paying Agent to make such payments in accordance with its normal procedures. Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in The City of New York not less than fifteen calendar days prior to the applicable payment date and, unless revoked by written notice to the Trustee received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further interest payments (other than interest payments due at Maturity) with respect to this Security payable to such Holder. Payment of the principal of and premium, if any, and interest, if any, on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under a Subordinated Indenture, dated as of March 1, 2007 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), among the Company, PPL Corporation (herein called the “Guarantor,” which term includes any successor under the Indenture) and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture, all indentures supplemental thereto and the Officers’ Certificate filed with the Trustee on March 20, 2007, creating the series designated on the face hereof (herein called the “Officers’ Certificate”) reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Guarantor, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.
          While this Security bears interest at a fixed rate, if any Interest Payment Date or any Redemption Date shall not be a Business Day, payment of the amounts due on this Security on such date shall be made on the next succeeding Business Day, and, if such payment is made or duly provided for on such next succeeding Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date or Redemption Date, as the case may be, to such Business Day. While this Security bears interest at the Three-Month LIBOR Rate, (a) if any Interest Payment Date, other than a Redemption Date or the Stated Maturity of this Security, falls on a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day, and (b) if any Redemption Date or the Stated Maturity of this Security shall not be a Business Day, payment of the amounts due on this Security on such date shall be made on the next succeeding Business Day, and, if such payment is made or duly provided for on such next succeeding Business Day, no interest shall accrue on such amounts for the period from and after such Redemption Date or Stated Maturity, as the case may be, to such Business Day. While this Security bears interest at the Three-Month LIBOR Rate, if any LIBOR Rate Reset Date shall not be a LIBOR Business Day, the LIBOR Rate Reset Date shall be postponed to the next day that is a LIBOR Business Day, except that if the LIBOR Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date shall be the immediately preceding LIBOR Business Day.
          The Company shall have the right, at any time and from time to time during the term of this Security and in accordance with the Indenture, to defer the payment of interest hereon for a period not exceeding 10 consecutive years (each period, commencing on the date that the first such payment would otherwise be made, an “Optional Deferral Period”); provided that no Optional Deferral Period shall extend beyond the Maturity of this Security. During any Optional Deferral Period, interest (calculated for each Interest Period in the manner provided herein, as if the interest payment had not been so deferred) shall be compounded semi-annually while this Security bears interest at a fixed rate and quarterly while this Security bears interest at the Three-Month LIBOR Rate. Any deferred interest on this Security shall accrue interest at a rate equal to the Coupon Rate then applicable to this Security, to the extent permitted by applicable law. At the end of any Optional Deferral Period, the Company shall pay all interest accrued and unpaid (together with interest thereon) to the Person in whose name this Security is registered at the close of business on the Regular Record Date for the Interest Payment Date on which such Optional Deferral Period ended; provided that any such accrued and unpaid interest payable at the Stated Maturity or any Redemption Date shall be paid to the Person to whom principal is payable.
          Prior to the termination of any such Optional Deferral Period, the Company may further defer the payment of interest, provided that such Optional Deferral Period together with all such previous and further deferrals of interest payments shall not exceed 10 consecutive years at any one time or extend beyond the Maturity of this Security. Upon the termination of any such Optional Deferral Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect to begin a new Optional Deferral Period, subject to the above requirements. No interest shall be due and payable during an Optional Deferral Period, except at the end thereof. The Company shall give the Trustee notice of its election of an Optional Deferral Period at least 10 days and not more than 60 days before the applicable Interest Payment Date. The Trustee shall promptly forward notice of such election to each Holder of record of the Securities of this series.
          This Security is also subject to redemption at the election of the Company before March 30, 2017, at any time in whole and from time to time in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at a Redemption Price equal to the Make-Whole Amount (as defined below), plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.
          On or after March 30, 2017, this Security is subject to redemption at the election of the Company, at any time in whole and from time to time in part, at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to, but not including, the Redemption Date.
          If before March 30, 2017, a Tax Event (as defined below) shall occur, this Security shall be subject to redemption at the election of the Company, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event, at a Redemption Price equal to the Tax Event Make-Whole Amount (as defined below), plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.

          If before March 30, 2017, a Rating Agency Event (as defined below) shall occur, this Security shall be subject to redemption at the election of the Company, in whole and from time to time in part, at a Redemption Price equal to the Rating Agency Event Make-Whole Amount (as defined below), plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.
          “Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of this Security being redeemed or (ii) as determined by the Quotation Agent as of the Redemption Date, the sum of the present value of each scheduled payment of principal of and interest on this Security from the Redemption Date to March 30, 2017 (assuming, solely for the purposes of this calculation, that the principal amount of this Security to be redeemed was payable on March 30, 2017), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate (as defined below) plus 35 basis points.
          “Comparable Treasury Issue” means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the time period from the Redemption Date to March 30, 2017 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a term to maturity comparable to such time period.
          “Comparable Treasury Price” means with respect to any Redemption Date, (1) the average, after excluding the highest and lowest such Reference Treasury Dealer Quotations (as defined below), of up to five Reference Treasury Dealer Quotations for such Redemption Date, or (2) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations received.
          “Quotation Agent” means a Reference Treasury Dealer selected by the Company for the purpose of performing the functions of the Quotation Agent set forth in this Security.
          “Reference Treasury Dealer” means (1) each of Barclays Capital Inc., J. P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer, and (2) any two other Primary Treasury Dealers selected by the Company.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) as provided to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
          “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

          “Rating Agency Event” means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that currently publishes a rating for the Company or the Guarantor in the equity credit criteria for securities such as this Security resulting in a lower equity credit to the Company or the Guarantor, as certified in an Officer’s Certificate to the Trustee by the Company or the Guarantor, as applicable, than the equity credit assigned by such rating agency to this Security on March 16, 2007.
          “Rating Agency Event Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of this Security being redeemed or (ii) as determined by the Quotation Agent as of the Redemption Date, the sum of the present value of each scheduled payment of principal of and interest on this Security from the Redemption Date to March 30, 2017 (assuming, solely for the purposes of this calculation, that the principal amount of this Security to be redeemed was payable on March 30, 2017), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.
          “Tax Event” means the receipt by the Guarantor or the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authorities thereof or therein; (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an “Administrative Action”); (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, or which Administrative Action is taken or which judicial decision, interpretation or pronouncement is issued, in each case after March 16, 2007, there is more than an insubstantial risk that interest payable by the Company or the Guarantor on this Security is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company or the Guarantor for United States Federal income tax purposes.
          “Tax Event Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of this Security being redeemed or (ii) as determined by the Quotation Agent as of the Redemption Date, the sum of the present value of each scheduled payment of principal of and interest on this Security from the Redemption Date to March 30, 2017 (assuming, solely for the purposes of this calculation, that the principal amount of this Security to be redeemed was payable on March 30, 2017), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.
          Promptly after the calculation of the Redemption Price of this Security, the Company shall give the Trustee notice thereof and the Trustee shall have no responsibility for any such calculation.

          Notice of redemption shall be given by mail to Holders of Securities of this series, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the applicable Paying Agent or Agents of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.
          In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.
          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.
          If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.
          The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein and herein set forth, this Security or any portion of the principal amount hereof shall be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company’s entire indebtedness in respect thereof shall be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor), in trust, money in an amount which shall be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without any regard to reinvestment thereof, shall provide moneys which, together with moneys so deposited, shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, on this Security when due.
          The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company or the Guarantor with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company or the Guarantor under the Indenture and on the Securities (or the Guarantees endorsed thereon, as the case may be) and to the release and discharge of the Company or the Guarantor, as the case may be, in certain circumstances, from such obligations.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of The Bank of New York in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, shall be issued to the designated transferee or transferees.
          The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of The Bank of New York in New York, New York or such other office or agency as may be designated by the Company from time to time.
          The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Sections 305 and 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable.
          As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are generally authorized or required by law, regulation or executive order to close in The City of New York or other city in which is located any Paying Agent for the Securities of this series. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
          As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, any Guarantees or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or the Guarantor or of any predecessor or successor of either of them (either directly or through the Company or the Guarantor, as the case may be, or a predecessor or successor of either of them), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and this Security and the Guarantee endorsed hereon are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Security and such Guarantee.
          By acceptance of this Security or a beneficial interest in this Security, each Holder hereof and any person acquiring a beneficial interest herein, agrees that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.
          Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

PPL CAPITAL FUNDING, INC.

[SEAL]	By:
Treasurer
Attested:

By:
Assistant Secretary

GUARANTEE
     PPL Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Guarantor”, which term includes any successor under the Indenture (the “Indenture”) referred to in the Security upon which this Guarantee is endorsed), for value received, hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, in accordance with the terms of such Security and of the Indenture. In case of the failure of PPL Capital Funding, Inc., a corporation organized under the laws of the State of Delaware (the “Company,” which term includes any successor under the Indenture), punctually to make any such payment (and subject to the Company’s right to defer the Stated Maturity of interest payments as provided in the Security upon which this Guarantee is endorsed), the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.
     The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity thereof.
     The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Security exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Guarantee. This Guarantee shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal, or premium, if any, or interest, if any, on such Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.
     The obligations of the Guarantor hereunder with respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of, premium, if any, and interest, if any, on such Security has been, or has been deemed pursuant to the provisions of Article Seven of the Indenture to have been, paid in full or otherwise discharged.
     The obligations evidenced by this Guarantee are, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Guarantor, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of a Security upon which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.
     The Guarantor shall be subrogated to all rights of the Holder of such Security upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on all Securities issued under the Indenture shall have been paid in full.
     This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guarantee is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Security, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on such Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.
     All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.
     This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.
     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed as of the date first written above.

PPL CORPORATION

By:
Vice President — Finance and Treasurer

CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK,

as Trustee

By:
Authorized Signatory

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Security of PPL CAPITAL FUNDING, INC. and does hereby irrevocably constitute and appoint                     , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.
Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

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